UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 20, 2016

ELECTRO-SENSORS, INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota	000-09587	41-0943459
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6111 Blue Circle Drive
Minnetonka, Minnesota 55343-9108

(Address of Principal Executive Offices)

(952) 930-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on April 20, 2016 (the “2016 Annual Meeting”). Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.

1.	A proposal to set the number of directors at five.

For	Against	Abstentions	Broker Non-Votes
2,234,332	81	102,101	759,512

2.	A proposal to elect five directors to serve until the next annual meeting of shareholders:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Scott A. Gabbard	2,883,959	3,271	208,796
David L. Klenk	2,883,959	3,271	208,796
Joseph A. Marino	2,883,959	3,271	208,796
Jeffrey D. Peterson	2,883,929	3,301	208,796
Michael C. Zipoy	2,883,184	4,046	208,796

3.	A proposal to ratify the appointment of Boulay PLLP as independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstentions	Broker Non-Votes
2,964,550	834	130,642	0

4.	An advisory vote to approve executive compensation (a “Say-on-Pay” vote).

For	Against	Abstentions	Broker Non-Votes
2,168,911	113,887	53,716	759,512

5.	A proposal to approve the amendment to the Electro-Sensors, Inc. 2013 Equity Incentive Plan to increase the number of authorized shares by 300,000.

For	Against	Abstentions	Broker Non-Votes
2,215,735	113,927	6,852	759,512

Pursuant to the foregoing votes, the number of directors was set at five; Messrs. Gabbard, Klenk, Marino, Peterson, and Zipoy were elected to serve as directors until the next annual meeting of shareholders; the appointment of Boulay PLLP as independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified; the Company’s shareholders adopted a non-binding resolution approving the compensation of the Company’s named executive officer, as described in the Company’s proxy statement for the 2016 Annual Meeting; and the amendment to the Company’s 2013 Equity Incentive Plan was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ELECTRO-SENSORS, INC.

Date: April 25, 2016	By:	/s/ David L. Klenk
David L. Klenk Chief Executive Officer and Chief Financial Officer

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